Exhibit 10.17

AMENDMENT NO. 1 TO

BIOFORM MEDICAL, INC.

SERIES C PREFERRED STOCK FINANCING AGREEMENTS

THIS AMENDMENT NO. 1 TO BIOFORM MEDICAL, INC. SERIES C PREFERRED STOCK FINANCING AGREEMENTS (this “Amendment”), effective as of November 18, 2005, amends certain provisions of the Series C Preferred Stock Purchase Agreement entered into as of February 14, 2004 by and between Bioform Medical, Inc. (the “Company”) and the parties listed on the Schedule of Investors to such agreement (such parties, the “Investors,” and such agreement, the “Purchase Agreement”).

WHEREAS, the Company and the Investors entered into the Purchase Agreement, pursuant to which the Company issued to the Investors an aggregate of 4,641,999 shares of its Series C Preferred Stock at a per share purchase price of $2.80;

WHEREAS, the Company desires to sell and the Investors desire to buy up to approximately an additional $11,000,000 worth of Series C Preferred Stock pursuant to the terms and conditions of the Purchase Agreement;

WHEREAS, Section 1.1 of the Purchase Agreement limits at 4,700,000 the number of shares of Series C Preferred Stock the Company may issue under the Purchase Agreement, which number is insufficient to permit such additional shares of Series C Preferred Stock;

WHEREAS, Section 2.1(b) of the Purchase Agreement provides that the Company may sell and issue additional shares of Series C Preferred Stock pursuant to the terms and conditions of the Purchase Agreement, but requires that such sales take place within 60 days of the Initial Closing (as therein defined); and

WHEREAS, the Company and the Investors desire to amend the Purchase Agreement to permit the Company to issue such additional shares of Series C Preferred Stock to the Investors.

NOW, THEREFORE, the parties hereto agree as follows:

1. Increased Authorization. Section 1 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“1.1 Authorization. The Company will, prior to the Initial Closing (as defined below), authorize (a) the sale and issuance of up to 4,700,000 shares (the “Shares”) of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred”), having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in substantially the form attached hereto as Exhibit B (the “Restated Certificate”) and (b) the reservation of shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”); provided, however, that with respect to any Closing occurring on or after November 17, 2005, (i) the Company shall have instead authorized the sale and issuance of up to 8,570,600 shares of Series C Preferred (the “Increased Authorization”) ; (ii) any reference to “Shares” in this Agreement shall include the shares of Series C Preferred authorized pursuant to the Increased Authorization; (iii) any reference to “Restated Certificate” in this Agreement shall be deemed to refer to the Amended and Restated Certificate of Incorporation attached hereto as Exhibit J.”

2. Additional Closings. Section 2.1(b) is hereby amended in its entirety to read as follows:

“(a) If less than all of the Shares are sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”) at any time after the Initial Closing but before December 31, 2005, up to the balance of the unissued Shares to such persons or entities as may be approved by the Company. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, the Amended and Restated Investors’ Rights Agreement in substantially the form attached hereto as Exhibit C (the “Rights Agreement”), the Voting Agreement in substantially the form attached hereto as Exhibit D (the “Voting Agreement”), and the Amended and Restated Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as Exhibit E (the “Right of First Refusal and Co-Sale Agreement,” and together with this Agreement, the Voting Agreement and the Rights Agreement, the “Agreements”), without the need for an amendment to any of the Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.”

3. Schedule of Investors. The Schedule of Investors attached to the Purchase Agreement as Exhibit A is hereby amended to replace therefore Exhibit A to this Amendment and each undersigned Investor hereby agrees to purchase, in aggregate, that number of shares of Series C Preferred Stock set forth opposite such Investor’s name subject to the terms and conditions set forth in the Purchase Agreement, as amended hereby.

4. Restated Certificate. The Purchase Agreement is hereby amended to attach as Exhibit J thereto the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B.

5. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Amendment.

8. Severability. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the forgoing, if the value of this Amendment based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

9. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

10. Adjustments for Stock Splits, Etc. Wherever in this Amendment there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series or dollar amount per share, then, upon the occurrence of any subdivision, combination, stock dividend or recapitalization of such class or series of stock, the specific number of shares or dollar amount per share so referenced in this Amendment shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination, stock dividend or recapitalization.

11. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

12. Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Series C Preferred Stock Purchase Agreement as of the date first written above.

BIOFORM MEDICAL, INC.

By:	/s/ Steven Basta
Steven Basta, President and CEO

INVESTOR

By:	*

Name:

Title:

*SIGNATURE PAGE SIGNED BY AND ON BEHALF OF EACH OF THE INVESTORS SHOWN ON EXHIBIT A—SCHEDULE OF INVESTORS

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO BIOFORM MEDICAL, INC. SERIES C PREFERRED STOCK FINANCING AGREEMENTS]

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Number of Series C Shares	Purchase Price	Date
2004 Closings
Pinto Technology Ventures, L.P.	1,178,571	$3,299,998.80	4/1/04
Attn: Evan S. Melrose, MD
1600 Smith Street Ste 3900
Houston, TX 77002
Fax: (713) 209-7599

Teknoinvest VIII KS	750,000	$2,100,000	3/22/04
Attn: Steinar J. Engelsen
Grev Wedels Plass 5
0151 Oslo, Norway
steinar.j.engelsen@teknoinvest.com

BIOTECHNOLOGY DEVELOPMENT FUND, IV, L.P.	525,992	$1,472,777.60	3/10/04
575 High Street, Suite 201
Palo Alto, CA 94301
Fax: (650) 688-0815

BIOTECHNOLOGY DEVELOPMENT FUND, IV, AFFILIATES, L.P.	9,722	$27,221.60	3/10/04
575 High Street, Suite 201
Palo Alto, CA 94301
Fax: (650) 688-0815

Veron International Limited	392,000	$1,097,600.00	2/12/04
Attn: Nina Wang & Joseph W. K. Leung
Chinachem Golden Plaza, Top Floor
77 Mody Road
Tsimshatsui East Kowloon, Hong Kong
jwkleung@chinachemgroup.com

Essex Woodlands Health Ventures Fund VI	1,785,714	$4,999,999.20	2/12/04
Attn: Martin P. Sutter
10001 Woodloch Forest Drive
Waterway Plaza Two, Suite 175
The Woodlands, TX 77380
Fax: (281) 364-1555
msutter@essexwoodlands.com

Investor	Number of Series C Shares	Purchase Price	Date
2004 Financing Subtotal:	4,641,999	$12,997,597.20

2005 SUBSEQUENT CLOSING:

Teknoinvest VIII KS	714,285	$1,999,998.00	11/18/05
Attn: Steinar J. Engelsen Grev Wedels Plass 5 0151 Oslo, Norway steinar.j.engelsen@teknoinvest.com

BIOTECHNOLOGY DEVELOPMENT FUND, IV, L.P.	175,330	$490,924.00	11/18/05
575 High Street, Suite 201 Palo Alto, CA 94301 Fax: (650) 688-0815

BIOTECHNOLOGY DEVELOPMENT FUND, IV, AFFILIATES, L.P.	3,241	$9,074.80	11/18/05
575 High Street, Suite 201 Palo Alto, CA 94301 Fax: (650) 688-0815

Essex Woodlands Health Ventures Fund VI	1,525,357	$4,270,999.60	11/18/05
Attn: Martin P. Sutter 10001 Woodloch Forest Drive Waterway Plaza Two, Suite 175 The Woodlands, TX 77380 Fax: (281) 364-1555 msutter@essexwoodlands.com

Pinto Technology Ventures, L.P.	1,178,571	$3,299,998.80	11/29/05
Attn: Evan S. Melrose, MD 1600 Smith Street Ste 3900 Houston, TX 77002 Fax: (713) 209-7599

2005 Financing Subtotal:	3,596,784	$10,070,995.20

Total:	8,238,783	$23,068,592.40

EXHIBIT B

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

[See Exhibit Number 3.1 of the Company’s S-1 Registration Statement for the Current

Amended and Restated Certificate of Incorporation]